CUSIP NO. 566140109                                         Page 13 of 75 Pages

       ____________________________________________________________







                     CONVERTIBLE PREFERRED STOCK AND
                       WARRANT PURCHASE AGREEMENT


                                 among


                           MARCAM CORPORATION,

                    GENERAL ATLANTIC PARTNERS 32, L.P.

                                  and

                      GAP COINVESTMENT PARTNERS, L.P.






                      ______________________________

                          Dated:  July 19, 1996
                      ______________________________





      ____________________________________________________________


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CUSIP NO. 566140109                                          Page 14 of 75 Pages


                      TABLE OF CONTENTS

                                                        Page

ARTICLE 1    DEFINITIONS...................................2

     1.1     Definitions...................................2
     1.2     Accounting Terms; Financial Statements........6

ARTICLE 2    PURCHASE AND SALE OF SERIES E PREFERRED
             STOCK AND WARRANTS............................7

     2.1     Purchase and Sale of Series E Preferred Stock.7
     2.2     Purchase and Sale of Warrants.................7
     2.3     Certificate of Designation....................7
     2.4     Closing.......................................8

ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF
             THE COMPANY...................................8

     3.1     Corporate Existence and Power.................8
     3.2     Corporate Authorization; No Contravention.....8
     3.3     Governmental Authorization; Third Party
             Consents......................................9
     3.4     Binding Effect................................9
     3.5     Litigation....................................9
     3.6     Compliance with Laws.........................10
     3.7     Capitalization...............................10
     3.8     No Default or Breach.........................11
     3.9     Taxes........................................11
     3.10    Financial Statements.........................12
     3.11    No Material Adverse Change; Ordinary Course
             of Business..................................12
     3.12    SEC Documents................................12
     3.13    Investment Company...........................13
     3.14    Private Offering.............................13
     3.15    Employee Benefit Plans.......................13
     3.16    Title to Assets..............................14
     3.17    Intellectual Property........................14
     3.18    Trade Relations..............................14
     3.19    Contracts and Other Agreements...............15
     3.20    Liabilities..................................15
     3.21    Broker's, Finder's or Similar Fees...........15
     3.22    Disclosure; Agreement and Other Documents....15


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CUSIP NO. 566140109                                          Page 15 of 75 Pages

ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF
             THE PURCHASERS...............................16

     4.1     Existence and Power..........................16
     4.2     Authorization; No Contravention..............16
     4.3     Governmental Authorization; Third Party
             Consents.....................................16
     4.4     Binding Effect...............................16
     4.5     Purchase for Own Account.....................17
     4.6     Accreditation; Sophistication; Other
             Securities Laws Matters......................18
     4.7     Broker's, Finder's or Similar Fees...........18

ARTICLE 5    CONDITIONS TO THE OBLIGATION OF
             THE PURCHASERS TO CLOSE .....................18

     5.1     Representations and Warranties...............18
     5.2     Compliance with this Agreement...............18
     5.3     Clerk's Certificate..........................18
     5.4     Officers' Certificate........................19
     5.5     Documents....................................19
     5.6     Filing of Certificate of Designation.........19
     5.7     Amended and Restated Registration Rights
             Agreement....................................19
     5.8     Opinion of Counsel...........................19
     5.9     Approval of Counsel to the Purchasers........19
     5.10    Purchased Shares.............................20
     5.11    Warrants.....................................20
     5.12    Consents and Approvals.......................20
     5.13    No Litigation................................20
     5.14    No Material Judgment or Order................20
     5.15    No Material Adverse Change...................21
     5.16    Amendment to Note and Warrant Purchase
             Agreements...................................21
     5.17    Restructuring Charges........................21

ARTICLE 6    CONDITIONS TO THE OBLIGATION OF
             THE COMPANY TO CLOSE.........................21

     6.1     Representations and Warranties...............21
     6.2     Compliance with this Agreement...............22
     6.3     General Partners' Certificates...............22
     6.4     Amended and Restated Registration Rights
             Agreement....................................22
     6.5     Approval of Counsel to the Company...........22
     6.6     Consents and Approvals.......................22
     6.7     No Litigation................................22

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CUSIP NO. 566140109                                          Page 16 of 75 Pages

     6.8     Payment of Purchase Price....................23
     6.9     No Material Judgment or Order................23

ARTICLE 7    INDEMNIFICATION..............................23

     7.1     Indemnification..............................23
     7.2     Notification.................................24
     7.3     Amended and Restated Registration Rights
             Agreement....................................25

ARTICLE 8    AFFIRMATIVE COVENANTS........................25

     8.1     Preservation of Existence....................25
     8.2     Financial Statements and Other Information...26
     8.3     Reservation of Shares........................27
     8.4     Registration and Listing.....................27

ARTICLE 9    TERMINATION OF AGREEMENT.....................28

     9.1     Termination..................................28
     9.2     Survival.....................................29

ARTICLE 10   MISCELLANEOUS................................29

     10.1    Standstill Covenant..........................29
     10.2    Survival of Representations and Warranties...29
     10.3    Notices......................................29
     10.4    Successors and Assigns.......................31
     10.5    Amendment and Waiver.........................31
     10.6    Counterparts.................................31
     10.7    Headings.....................................31
     10.8    GOVERNING LAW................................31
     10.9    Severability.................................32
     10.10   Rules of Construction........................32
     10.11   Entire Agreement.............................32
     10.12   Fees.........................................32
     10.13   Publicity; Confidentiality...................32
     10.14   Further Assurances...........................33
     10.15   Schedules....................................33

CUSIP NO. 566140109                                          Page 17 of 75 Pages


EXHIBITS

A            Form of Warrant
B            Certificate of Designation
C            Amended and Restated Registration Rights Agreement
D            Form of Testa, Hurwitz Opinion



SCHEDULES

1            Purchased Shares, Warrants and Purchase Price

3.5          Litigation of the Company

3.6(c) Material Expenditures to Comply with Existing Requirements of Law

3.7          Options, Warrants, Conversion Privileges or
             Other Rights

3.8          Defaults or Breaches of Contractual Obligations

3.11         Material Adverse Changes; Transaction Outside the
             Ordinary Course

3.16         Title to Assets and Properties

3.17(a)      Intellectual Property Not Owned or Licensed by the Company

3.17(b)      Infringements of the Company

3.17(c)      Intellectual Property Litigation

3.18         Trade Relations

3.19         Defaults under Contractual Obligations

CUSIP NO. 566140109                                         Page 18 of 75 Pages



                     CONVERTIBLE PREFERRED STOCK AND
                       WARRANT PURCHASE AGREEMENT



          AGREEMENT, dated July 19, 1996 (this "Agreement"), among Marcam Corporation, a Massachusetts corporation (the "Company"), General
Atlantic Partners 32, L.P., a Delaware limited partnership ("GAP LP"), and GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP Coinvestment" and, together with GAP LP, the "Purchasers").

          WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to (a) GAP LP (i) for an aggregate purchase price of $8,200,305, an aggregate of 86,319 shares of Series E Convertible Preferred Stock, par value $1.00 per share, of the Company (the "Series E Preferred Stock") and (ii) for an aggregate purchase price of $431,595, a warrant (the "GAP LP Warrant") to purchase, subject to the terms and conditions thereof, an aggregate of 863,190 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") for an aggregate exercise price of $15.36 per share, containing the terms and conditions set forth in the form of warrant attached hereto as EXHIBIT A, and (b) GAP Coinvestment (i) for an aggregate purchase price of $1,299,695, an aggregate of 13,681 shares of Series E Preferred Stock and (ii) for an aggregate purchase price of $68,405, a warrant (the "GAPCO Warrant" and, together with the GAP LP Warrant, the "Warrants") to purchase, subject to the terms and conditions thereof, an aggregate of 136,810 shares of Common Stock for an aggregate exercise price of $15.36 per share, containing the terms and conditions set forth in the form of warrant attached hereto as EXHIBIT A; and

          WHEREAS, each share of Series E Preferred Stock is convertible (subject to adjustment) into ten (10) shares of Common Stock and all of the shares of Series E Preferred Stock being purchased by the Purchasers pursuant to this Agreement are convertible (subject to adjustment) into 1,000,000 shares of Common Stock.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

CUSIP NO. 566140109                                          Page 19 of 75 Pages


                             ARTICLE 1

                            DEFINITIONS

          1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "AFFILIATE" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be
Affiliates of GAP LP:   (a) GAP LLC, the members of GAP LLC, the limited
partners of GAP LP and the limited partners of GAP 21; (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP LP and the limited partners of GAP 21; (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members, former members, consultants or key employees of GAP LLC. In addition, GAP LP, GAP 21 and GAP Coinvestment shall be deemed to be Affiliates of one another.

          "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT" means the Amended and Restated Registration Rights Agreement substantially in the form attached hereto as EXHIBIT C.

          "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.10 of this Agreement.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the Commonwealth of Massachusetts are authorized or required by law or executive order to close.

          "BY-LAWS" means the amended and restated by-laws of the Company, as the same may have been amended and as in effect on the Closing Date.

          "CAPITAL LEASE OBLIGATIONS" of any Person shall mean, as of the date of determination, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations, as of the date of

CUSIP NO. 566140109                                          Page 20 of 75 Pages

determination, shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

          "CERTIFICATE OF DESIGNATION" means the Certificate of
Designation with respect to the Series E Preferred Stock adopted by the Board of Directors and filed with the Secretary of State of the Commonwealth of Massachusetts on or before the Closing Date substantially in the form attached hereto as EXHIBIT B.

          "CERTIFICATE OF INCORPORATION" means the articles of organization of the Company, as the same may have been amended and as in effect on the Closing Date.

          "CLOSING" has the meaning set forth in Section 2.4 of this Agreement.

          "CLOSING DATE" means the date specified in Section 2.4 of this Agreement.

          "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

          "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company and any other capital stock of the Company into which such stock is reclassified or reconstituted.

          "COMPANY" has the meaning ascribed to such term in the recital to this Agreement.

          "CONDITION OF THE COMPANY" means the assets, business, properties, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

          "CONTRACTUAL OBLIGATIONS" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "ENVIRONMENTAL LAWS" means federal, state and local laws, principles of common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

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CUSIP NO. 566140109                                          Page 21 of 75 Pages

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (or any successor statute thereto).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, (or any successor statute thereto) and the rules and regulations of the Commission promulgated thereunder.

          "FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.10 of this Agreement.

          "GAAP" means generally accepted United States accounting principles in effect from time to time.

          "GAP COINVESTMENT" has the meaning ascribed to such term in the recital to this Agreement.

          "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP and GAP 21.

          "GAP LP" has the meaning ascribed to such term in the recital to this Agreement.

          "GAP LP WARRANT" has the meaning ascribed to such term in the recital to this Agreement.

          "GAP 21" means General Atlantic Partners 21, L.P., a Delaware limited partnership.

          "GAPCO WARRANT" has the meaning ascribed to such term in the recital to this Agreement.

          "GOVERNMENTAL AUTHORITY" means the government of any state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "LIABILITIES" has the meaning set forth in Section 3.20 of this Agreement.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever

CUSIP NO. 566140109                                          Page 22 of 75 Pages

(excluding preferred stock
and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

          "NASDAQ" means the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation System.

          "NORTHWESTERN MUTUAL" means The Northwestern Mutual Life Insurance Company, a Wisconsin corporation.

          "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "PURCHASED SHARES" has the meaning set forth in Section 2.1 of this Agreement.

          "PURCHASERS" has the meaning ascribed to such term in the recital to this Agreement.

          "REQUIREMENTS OF LAW" means as to any Person, any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or a stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "SEC DOCUMENTS" means all registration statements, proxy statements, reports and other documents required to be filed by the Company under the Securities Act or the Exchange Act, and all amendments and supplements thereto, filed by the Company with the Commission since September 27, 1995, and with respect to all registration statements, proxy statements, reports and other documents required to be filed by the Company under the Securities Act or the Exchange Act since October 1, 1994, any amendments or supplements thereto, filed by the Company with the Commission since September 27, 1995.

          "SECURITIES" means the Purchased Shares, the shares of Common Stock issuable upon conversion of the Purchased Shares, the Warrants and the Warrant Shares.

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CUSIP NO. 566140109                                          Page 23 of 75 Pages


          "SECURITIES ACT" means the Securities Act of 1933, as amended, (or any successor or statute thereto) and the rules and regulations of the Commission promulgated thereunder.

          "SERIES D AGREEMENT" means the Convertible Preferred Stock Purchase Agreement, dated September 20, 1995, among the Company, GAP 21, GAP Coinvestment and Northwestern Mutual.

          "SERIES D PREFERRED STOCK" means the Series D Convertible Preferred Stock of the Company, par value $1.00 per share.

          "SERIES E PREFERRED STOCK" has the meaning assigned to such term in the recital to this Agreement.

          "SUBSIDIARY" means, as of the relevant date of determination, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "TRANSACTION DOCUMENTS" means collectively, this Agreement, the Certificate of Designation and the Amended and Restated Registration Rights Agreement.

          "UNAUDITED FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.10 of this Agreement.

          "WARRANT SHARES" has the meaning set forth in Section 2.2 of this Agreement.

          "WARRANTS" has the meaning ascribed to such term in the recital to this Agreement.

          1.2 ACCOUNTING TERMS; FINANCIAL STATEMENTS. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions of or

CUSIP NO. 566140109                                          Page 24 of 75 Pages

are otherwise required by, the Financial
Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made.


                          ARTICLE 2

                    PURCHASE AND SALE OF
            SERIES E PREFERRED STOCK AND WARRANTS

          2.1 PURCHASE AND SALE OF SERIES E PREFERRED STOCK. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees that it will purchase from the Company, on the Closing Date, the aggregate number of shares of Series E Preferred Stock set forth opposite such Purchaser's name on SCHEDULE 1 hereto, for the aggregate purchase price set forth opposite such Purchaser's name on SCHEDULE 1 hereto (all of the shares of Series E Preferred Stock being purchased pursuant hereto being referred to herein as "Purchased Shares").

          2.2 PURCHASE AND SALE OF WARRANTS. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees that it will purchase from the Company, on the Closing Date, for the aggregate purchase price set forth opposite such Purchaser's name on SCHEDULE 1 hereto, the Warrants to purchase the aggregate number of shares of Common Stock set forth opposite such Purchaser's name on SCHEDULE 1 hereto (all of the shares of Common Stock issuable upon exercise of the Warrants being purchased pursuant hereto being referred to herein as the "Warrant Shares").

          2.3 CERTIFICATE OF DESIGNATION. The Purchased Shares will have the rights and preferences set forth in the Certificate of Designation.

          2.4 CLOSING. Unless this Agreement shall have terminated pursuant to Article 9 and subject to the satisfaction or waiver of the conditions set forth in Articles 5 and 6 (except for Sections 5.10, 5.11 and 6.8 which shall occur simultaneously with the Closing (as hereinafter defined)), the closing of the purchase and issuance of the Purchased Shares and the Warrants (the "Closing") shall take

CUSIP NO. 566140109                                          Page 25 of 75 Pages

place at the offices
of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on July 23, 1996, or at such time and on such date that the Company and the Purchasers may agree in writing (the "Closing Date"). On the Closing Date, the Company shall deliver to the Purchasers (a) stock certificates representing the Purchased Shares and (b) the Warrants, against delivery by the Purchasers to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.


                          ARTICLE 3

        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Purchasers as follows:

          3.1 CORPORATE EXISTENCE AND POWER. Each of the Company and its Subsidiaries (a) is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged as described in the SEC Documents; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so or be so would not have a material adverse effect on the Condition of the Company; and (d) has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

          3.2  CORPORATE AUTHORIZATION; NO CONTRAVENTION.   The
execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, the sale, issuance and delivery of the Securities (a) are within the Company's corporate power and have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or By-laws, or any organizational or governing documents, or any amendment thereof, of the Subsidiaries; (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any material Contractual Obligation of the Company or any of its Subsidiaries, or any Requirement of Law applicable to the Company or any of its Subsidiaries; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company or any of the Subsidiaries except for those Orders, the violation of which would not have a material adverse effect on the Condition of the Company.

CUSIP NO. 566140109                                          Page 26 of 75 Pages

Neither the Company nor any of its Subsidiaries previously entered into any agreement which is currently in effect or by which the Company is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by the Company in this Agreement and each of the other Transaction Documents.

          3.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. Other than (a) the filing and approval of an application for the listing on NASDAQ of the shares of Common Stock issuable upon conversion of the Purchased Shares and exercise of the Warrants, (b) the filing of the Certificate of Designation, (c) those required pursuant to the applicable state securities or "blue sky" laws, with respect to the offer and sale of the Securities and (d) with respect to the performance by the Company of the Registration Rights Agreement, the registration of the Registrable Securities (as defined in the Registration Rights Agreement) covered thereby with the Commission and the registration or qualification of such Registrable Securities and other filings pursuant to applicable state securities or "blue sky" laws, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, including, without limitation, any approval or authorization of the Company's stockholders, any further approval of the Board of Directors or any approval of NASDAQ, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Securities) by the Company of this Agreement, each of the other Transaction Documents and the transactions contemplated hereby or thereby.

          3.4 BINDING EFFECT. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          3.5  LITIGATION.  Except as set forth in the SEC Documents or
SCHEDULE 3.5, there are no actions, suits, proceedings, claims, complaints, disputes or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries and with respect to which the Company or any of its Subsidiaries is responsible by way of indemnity or otherwise, which would, if adversely determined, (a) have a material adverse effect on the Condition of the Company or (b) have an adverse effect on the ability of the Company to perform its obligations under this Agreement and each of the other Transaction Documents. No Order has been issued by any court or other Governmental Authority against the

CUSIP NO. 566140109                                          Page 27 of 75 Pages

Company or any of its Subsidiaries
purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

          3.6  COMPLIANCE WITH LAWS.

               (a) Each of the Company and its Subsidiaries is in compliance with all Requirements of Law in all respects, except to the extent that the failure to comply with such Requirements of Law would not have a material adverse effect on the Condition of the Company.

               (b) (i)Each of the Company and its Subsidiaries has all licenses, permits, orders or approvals of any Governmental Authority (collectively, "Permits") that are material to or necessary for the conduct of the business of the Company in the manner described in the SEC Documents, except to the extent that the failure to have such Permits would not have a material adverse effect on the Condition of the Company;
(ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit.

               (c) Except as set forth on SCHEDULE 3.6(C), no material expenditure is presently required by the Company or any of its Subsidiaries to comply with any existing Requirement of Law.

               (d) The property, assets and operations at any time owned or leased by the Company have been in compliance in all material respects with all applicable Environmental Laws, while so owned or leased.

          3.7 CAPITALIZATION. On the Closing Date, the authorized capital stock of the Company shall consist of (a) 30,000,000 shares of Common Stock, of which 11,426,068 shares are issued and outstanding as of the close of business on July 17, 1996 and (b) 1,000,000 shares of preferred stock, par value $1.00 per share, of which (i) one share has been designated as Series A Preferred Stock, of which no shares are issued and outstanding, (ii) one share has been designated as Series B Preferred Stock, of which no shares are issued and outstanding, (iii) one share has been designated as Series C Preferred Stock, of which one share is issued and outstanding, (iv) 225,000 shares have been designated as Series D Preferred Stock, of which 225,000 shares are issued and outstanding on the date hereof and on the Closing Date and held by GAP LP, GAP Coinvestment and Northwestern Mutual and (v) 100,000 shares have been designated as Series E Preferred Stock, of which no shares are issued and outstanding on the date hereof and of which 100,000 shares shall be issued and outstanding after giving effect to the transactions contemplated hereby. The Company has reserved an aggregate of 1,000,000 shares of Common Stock for issuance upon conversion of the Purchased Shares and 1,000,000 shares of

CUSIP NO. 566140109                                          Page 28 of 75 Pages

Common Stock for issuance upon exercise of the Warrants. Except as set forth in SCHEDULE 3.7 and except for the Warrants and stock options and other stock rights authorized for issuance pursuant to the Company's stock plans and employee purchase plans described in the SEC Documents, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued or unauthorized shares or treasury shares of the Company's capital stock. The Purchased Shares are duly authorized and, when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Purchased Shares and the exercise of the Warrants are duly authorized and, when issued in compliance with the provisions of this Agreement, the Certificate of Incorporation, the Certificate of Designation (in the case of the shares of Common Stock issuable upon conversion of the Purchased Shares) and the Warrants (in the case of the Warrant Shares) will be validly issued, fully paid and nonassessable. The issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with the registration and qualification requirements of all applicable federal securities laws.

          3.8 NO DEFAULT OR BREACH. Except as set forth in SCHEDULE 3.8, neither the Company nor any of its Subsidiaries has received notice of, and is not in, default under or with respect to any, Contractual Obligation in any respect, which, individually or together with all such defaults, could have a material adverse effect on the Condition of the Company, or which could materially adversely affect the ability of the Company to perform its obligations under this Agreement or any of the other Transaction Documents.

          3.9 TAXES. Each of the Company and its Subsidiaries has filed or caused to be filed, or has properly filed extensions for, all tax returns which are required to be filed for federal, state, local and foreign tax purposes and has paid or caused to be paid all taxes required to be paid by it and all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. Each of the Company and its Subsidiaries has paid or caused to be paid, or has established reserves that are adequate in all material respects, for all tax liabilities applicable to the Company and its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

           3.10 FINANCIAL STATEMENTS. The Company has heretofore delivered to the Purchasers true and correct copies of its audited consolidated financial statements of the Company and its Subsidiaries (balance sheet and statements of operations, cash flows and shareholders' equity, together with the notes thereto) for the fiscal year ended and as at September 30, 1995 (the "Audited Financial Statements"), and the

CUSIP NO. 566140109                                          Page 29 of 75 Pages

unaudited consolidated financial statements (balance sheet and statement of operations) for the six (6) months ended and as at March 31, 1996 (the "Unaudited Financial Statements"; the Audited Financial Statements and Unaudited Financial Statements being collectively referred to as the "Financial Statements"). The Financial Statements comply in all material respects with the requirements of the Exchange Act and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except as may be indicated therein or in the notes thereto and except that the Unaudited Financial Statements do not contain full footnotes or typical year-end adjustments. The Financial Statements fairly present the consolidated financial condition, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated in accordance with GAAP, subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments.

          3.11 NO MATERIAL ADVERSE CHANGE; ORDINARY COURSE OF BUSINESS. Except as set forth in the SEC Documents or SCHEDULE 3.11 hereto and except as previously disclosed to the Purchasers in writing, (i) since September 27, 1995, there has not been any material adverse change in the Condition of the Company and (ii) since March 31, 1996, neither the Company nor any of its Subsidiaries has participated in any transaction or acted outside the ordinary course of business.

          3.12  SEC DOCUMENTS.

               (a) The Company has (i) filed all SEC Documents required to be filed by it since September 27, 1995 under the Securities Act or the Exchange Act, and all amendments thereto and (ii) delivered to the Purchasers true and complete copies of (v) its Annual Report on Form 10-K for the fiscal year ended September 30, 1995 (as amended on February 7, 1996 and June 28, 1996), as filed with the Commission, (w) the Company's Quarterly Report on Form 10-Q for each of the quarters ended December 31, 1995, and March 31, 1996, each as filed with the Commission, (x) its Current Reports on Form 8-K filed with the Commission since September 27, 1995, (y) its proxy or information statements relating to meetings of, or actions without a meeting by, the stockholders of the Company held since September 27, 1995 and (z) all other SEC Documents.

               (b) As of its filing date, each SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein), in each case as amended, referred to in subsection
(a)(ii) above (i) complied in all material respects with the applicable requirements of the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

CUSIP NO. 566140109                                          Page 30 of 75 Pages

               (c) The Company has (i) delivered to the Purchasers true and complete copies of (x) all correspondence relating to the Company between the Commission and the Company or its legal counsel and, to the knowledge of the Company, accountants since September 27, 1995 (other than routine filing packages and cover letters) and (y) all correspondence between the Company or its counsel and the Company's auditors since September 27, 1995, relating to any audit, financial review or preparation of financial statements of the Company (other than correspondence which the Company reasonably believes is subject to a privilege), and (ii) disclosed to the Purchasers the content of all material discussions between the Commission and the Company or its legal counsel and, to the Company's knowledge, accountants concerning the adequacy or form of any SEC Document filed with the Commission since September 27, 1995. The Company is not aware of any issues raised by the Commission with respect to any of the SEC Documents, other than those disclosed to the Purchasers pursuant to this subsection (c).

          3.13 INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          3.14 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares or the Warrants. No registration of the Purchased Shares or the Warrants, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, is required on the date hereof or on the Closing Date by the offer, sale or issuance of the Securities. The Company hereby agrees that neither it nor anyone acting on its behalf, will offer to sell the Purchased Shares or the Warrants or any other security so as to require the registration of the Purchased Shares or the Warrants, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such securities are so registered.

          3.15 EMPLOYEE BENEFIT PLANS. All employee benefit plans (as defined in Section 3(3) of ERISA) or arrangements of the Company or any of the Subsidiaries are in substantial compliance with all applicable Requirements of Law. The execution and delivery of this Agreement and each of the other Transaction Documents, the purchase and sale of the Purchased Shares and the Warrants hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code, assuming that none of the consideration received by the Company pursuant to this Agreement is derived from the assets of any employee benefit plan.

          3.16 TITLE TO ASSETS. Except as set forth in SCHEDULE 3.16, each of the Company and its Subsidiaries has good and marketable title to all of its properties and assets used in the business described in the SEC Documents and reflected as

CUSIP NO. 566140109                                          Page 31 of 75 Pages

owned on the Financial Statements or so
described in any Schedule hereto, in each case free and clear of any Lien, except for (a) Liens specifically described on the notes to the Financial Statements and (b) Liens not material to the Condition of the Company.

          3.17 INTELLECTUAL PROPERTY.

               (a) Except as set forth in SCHEDULE 3.17(A), the Company owns or is licensed or otherwise has the right to use, and will continue to own, be licensed or have the right to use immediately following the Closing, all trademarks, service marks, trade names, copyrights, trade secrets, licenses, franchises and other rights, all products, processes and methods, computer software, computer programs and similar intangible assets of the Company (collectively, "Intellectual Property") that are necessary for the operation of its business as described in the SEC Documents.

               (b) Except as set forth on SCHEDULE 3.17(B), to the knowledge of the Company, none of the Intellectual Property currently sold or licensed to third parties by the Company infringes upon or otherwise violates any Intellectual Property rights of others.

               (c) Except as set forth on SCHEDULE 3.17(C), no litigation is pending and no claim has been made in writing against the Company or, to the knowledge of the Company, is threatened, contesting the right of the Company to sell or license to third parties or use the Intellectual Property presently sold or licensed to third parties or used by the Company.

          3.18 TRADE RELATIONS. Except as set forth in the SEC Documents and SCHEDULE 3.18, there exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company or any of its Subsidiaries with, or the Company's or any of the Subsidiaries' business with, any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Company or any of its Subsidiaries as described in the SEC Documents, or with any material supplier, and there exists no present condition or state of fact or circumstances that would materially adversely affect the Condition of the Company or prevent the Company from conducting its business after the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents, in substantially the same manner in which such business has heretofore been conducted and described in the SEC Documents.

          3.19 CONTRACTS AND OTHER AGREEMENTS. All of the Contractual Obligations of the Company or any of its Subsidiaries that are currently in effect and

CUSIP NO. 566140109                                          Page 32 of 75 Pages

are required to be described in the SEC Documents or to be filed as exhibits thereto are (a) described in the SEC Documents or filed as exhibits thereto and (b) valid, subsisting, in full force and effect and binding upon the Company or its Subsidiaries, as the case may be, and, to the knowledge of the Company, the other parties thereto, in accordance with their terms. Except as set forth on SCHEDULE 3.19, the Company has paid in full or accrued all material amounts due thereunder and has satisfied in full or provided for all of its currently matured liabilities and obligations thereunder, and is not in default under any of them. Except as set forth on SCHEDULE 3.19, no other party to any such Contractual Obligation is in breach thereof or in default thereunder, nor to the knowledge of the Company, does any condition exist that with notice or lapse of time or both will constitute a breach thereof or default thereunder by such other party, except for such breaches or defaults that would not have a material adverse effect on the Condition of the Company.

          3.20 LIABILITIES. As at March 31, 1996, neither the Company nor any of its Subsidiaries had any direct or indirect obligation or liability required by GAAP to be set forth on its financial statements or the footnotes thereto (the "Liabilities") that were not fully and adequately reflected or reserved against in the Financial Statements.

          3.21 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such entity.

          3.22 DISCLOSURE; AGREEMENT AND OTHER DOCUMENTS. This Agreement, each of the other Transaction Documents and each of the certificates furnished to the Purchasers by the Company in connection with the purchase and sale of the Purchased Shares and the Warrants at or prior to the Closing, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

CUSIP NO. 566140109                                          Page 33 of 75 Pages

                             ARTICLE 4

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Each of the Purchasers hereby represents and warrants
(severally as to itself and not jointly) to the Company as follows:

          4.1 EXISTENCE AND POWER. Such Purchaser (a) is a partnership duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

          4.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the purchase of the Purchased Shares and the Warrants, (a) have been duly authorized by all necessary partnership action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Purchaser.

          4.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares and the Warrants) by, or enforcement against, such Purchaser of this Agreement, each of the other Transaction Documents to which it is a party and the transactions contemplated hereby or thereby.

          4.4 BINDING EFFECT. This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          4.5 PURCHASE FOR OWN ACCOUNT. The Purchased Shares and the Warrants to be acquired by such Purchaser pursuant to this Agreement are being or

CUSIP NO. 566140109                                          Page 34 of 75 Pages

will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or Warrants or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares or Warrants under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the Securities, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing the Securities substantially to the following effect:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT AMONG MARCAM CORPORATION AND THE ORIGINAL PURCHASERS OF THE PREFERRED STOCK REPRESENTED HEREBY. TRANSFEREES OF SUCH SECURITIES SHOULD REVIEW SUCH AGREEMENT TO DETERMINE THEIR RIGHTS."

          The Company will, at the request of any Purchaser accompanied by the stock certificates governed by such request, promptly issue new stock certificates replacing the certificates so surrendered, which new stock certificates shall not bear the legend set forth above in this
Section 4.5; PROVIDED, that the Company shall not be obligated to remove such legend until the Company receives an opinion from counsel to such Purchaser (which may be such Purchaser's in-house counsel) to the effect that the Purchased Shares represented by such certificates may be sold by such Purchaser in accordance with Rule 144 under the Securities Act, or that such legend may be lawfully removed.

          4.6 ACCREDITATION; SOPHISTICATION; OTHER SECURITIES LAWS MATTERS. Such Purchaser (a) is an "accredited investor" within the meaning of Rule 501 under

CUSIP NO. 566140109                                          Page 34 of 75 Pages


the Securities Act; (b) has sufficient
knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof; and (c) has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management.

          4.7 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Purchasers or any of them, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

                            ARTICLE 5

                  CONDITIONS TO THE OBLIGATION
                   OF THE PURCHASERS TO CLOSE

          The obligation of the Purchasers to purchase the Purchased Shares and the Warrants, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date.

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Article 3 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and except for any activities or transactions which may have taken place after the date hereof which are contemplated by this Agreement.

          5.2 COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

          5.3 CLERK'S CERTIFICATE. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Clerk or an Assistant Clerk of the Company, certifying (a) that the attached copies of the Certificate of Incorporation, the By-laws and resolutions of the Board of Directors of the Company approving this Agreement, each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain

CUSIP NO. 566140109                                          Page 36 of 75 Pages

unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each of the other Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

          5.4 OFFICERS' CERTIFICATE. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Company's Chief Executive Officer and its Chief Financial Officer, certifying that
(a) the representations and warranties of the Company contained in
Article 3 hereof are true and correct in all material respects on the Closing Date and (b) the Company has performed and complied with in all material respects all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

          5.5 DOCUMENTS. The Purchasers shall have received true, complete and correct copies of such documents as they may reasonably request in connection with or relating to the issue and sale of the Purchased Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchasers.

          5.6 FILING OF CERTIFICATE OF DESIGNATION. The Certificate of Designation shall have been duly filed by the Company with the Secretary of State of the Commonwealth of Massachusetts in accordance with the Massachusetts Business Corporation Law.

          5.7 AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT. The Company and Northwestern Mutual shall have duly executed and delivered the Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT C.

          5.8 OPINION OF COUNSEL. The Purchasers shall have received an opinion of counsel to the Company, dated the Closing Date, relating to the transactions contemplated hereby or referred to herein, substantially in the form attached hereto as EXHIBIT D.

          5.9 APPROVAL OF COUNSEL TO THE PURCHASERS. All actions and proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchasers, in their reasonable judgment as to their form and substance.

CUSIP NO. 566140109                                          Page 37 of 75 Pages

          5.10 PURCHASED SHARES. The Company shall have delivered to each of the Purchasers stock certificates in definitive form representing the number of Purchased Shares set forth opposite such Purchaser's name on SCHEDULE 1 hereto and registered in the name of such Purchaser.

          5.11 WARRANTS. The Company shall have duly executed and delivered to GAP LP the GAP LP Warrant and to GAP Coinvestment the GAPCO Warrant, each substantially in the form attached hereto as EXHIBIT A.

          5.12 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance of the Purchased Shares, the Warrants, shares of Common Stock issuable upon conversion of the Purchased Shares and the exercise of the Warrants) by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and each of the Purchasers shall have been furnished with appropriate evidence thereof.

          5.13 NO LITIGATION. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries which would, if adversely determined, (a) have a material adverse effect on the Condition of the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the other Transaction Documents.

          5.14 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the judgment of the Purchasers, (a) prohibit or restrict (i) the purchase of the Purchased Shares or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Purchased Shares were to be purchased hereunder or (c) restrict the operation of the business of the Company or any of the Subsidiaries as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

          5.15 NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall have been no material adverse change in the Condition of the Company.

CUSIP NO. 566140109                                          Page 38 of 75 Pages

          5.16 AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENTS. The Company and the holders of at least 61% in principal amount of the Company's 9.82% Subordinated Notes due April 30, 2001 outstanding shall have duly executed and delivered to the Purchasers an amendment to
Section 6.10 of the Note and Warrant Purchase Agreements, each dated May 12, 1994 (as amended, the "Note and Warrant Purchase Agreements"), among the Company and the each of the parties listed on Annex 1 thereto, stating that the Company will not at the end of any fiscal quarter permit Consolidated Net Worth (as defined in the Note and Warrant Purchase Agreements) to be less than (i) $1,000,000 PLUS (ii) on a cumulative basis, 50% of the Company's Consolidated Net Income (as defined in the Note and Warrant Purchase Agreements), if positive, for each fiscal quarter ending after March 31, 1996.

          5.17  RESTRUCTURING CHARGES.  The Company shall have
(a) completed the planning of its restructuring program, begun its implementation and determined the aggregate amount of charges attributable to such restructuring, which amount shall be satisfactory to GAP LP and GAP Coinvestment, (b) determined that such restructuring charges shall be taken in the third and fourth quarters of its fiscal year ending September 30, 1996, and (c) agreed to make a public announcement that such restructuring charges will be taken in the third and fourth quarters of fiscal year 1996.


                            ARTICLE 6

                   CONDITIONS TO THE OBLIGATION
                      OF THE COMPANY TO CLOSE

          The obligations of the Company to issue and sell the Purchased Shares and the Warrants and to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Article 4 hereof shall be true and correct on at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and except for any activities or transactions which may have taken place after the date hereof which are contemplated by this Agreement.

          6.2 COMPLIANCE WITH THIS AGREEMENT. The Purchasers shall have performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

CUSIP NO. 566140109                                          Page 39 of 75 Pages

          6.3 GENERAL PARTNERS' CERTIFICATES. The Company shall have received a certificate from the general partner of each of GAP LP and GAP Coinvestment, in form and substance satisfactory to the Company, dated the Closing Date and signed by such general partner(s), certifying that
(a) the representations and warranties of the GAP LP or GAP Coinvestment, as the case may be, contained in Article 4 hereof are true and correct in all material respects on the Closing Date and (b) GAP LP or GAP Coinvestment, as the case may be, has performed and complied with in all material respects all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by GAP LP or GAP Coinvestment, as the case may be, on or before the Closing Date.

          6.4 AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT. The Purchasers shall have duly executed and delivered the Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT C.

          6.5 APPROVAL OF COUNSEL TO THE COMPANY. All actions and proceedings hereunder and all documents required to be delivered by the Purchasers hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been acceptable to Testa, Hurwitz & Thibeault, LLP, counsel to the Company, in their reasonable judgment as to their form and substance.

          6.6 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Purchasers which are necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares, the Warrants, the shares of Common Stock issuable upon conversion of the Purchased Shares and the exercise of the Warrants) by, or enforcement against, the Purchasers of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

          6.7 NO LITIGATION. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority which would, if adversely determined, have a material adverse effect on the ability of the Purchasers to perform their obligations under this Agreement or any of the other Transaction Documents to which they are a party.

          6.8 PAYMENT OF PURCHASE PRICE. The Company shall have received the aggregate purchase price for the Purchased Shares and the Warrants.

CUSIP NO. 566140109                                          Page 40 of 75 Pages

          6.9 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the judgment of the Company,
(a) prohibit or restrict (i) the sale of the Purchased Shares or the Warrants or (ii) the consummation of the transactions contemplated by this Agreement or (b) subject the Company to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Purchased Shares or the Warrants were to be sold hereunder.


                          ARTICLE 7

                       INDEMNIFICATION

          7.1  INDEMNIFICATION.  Except as otherwise provided in this
Article 7, the Company (the "Indemnifying Party"), agrees to indemnify, defend and hold harmless each of the Purchasers and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, members, partners and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all Losses (as hereinafter defined) resulting from, arising out of or relating to any breach of any representation, warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents, including, without limitation, Losses arising out of or relating to any legal, administrative or other actions (including actions brought by the Purchasers or the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, each of the other Transaction Documents, the transactions contemplated hereby and thereby, or any Indemnified Party's role therein or in transactions contemplated hereby or thereby; PROVIDED, HOWEVER, that the Indemnifying Parties shall not be liable under this
Section 7.1 to an Indemnified Party to the extent that it is finally judicially determined that such Losses resulted primarily from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; and PROVIDED, FURTHER, that if and to the extent that such indemnification is unenforceable for any reason, the Indemnifying Parties shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. In connection with the obligation of the Indemnifying Parties to indemnify for expenses as set forth above, the Indemnifying Parties shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; PROVIDED, HOWEVER, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of

CUSIP NO. 566140109                                          Page 41 of 75 Pages

expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party. Losses means all losses, claims (including any claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities; PROVIDED, HOWEVER, that Losses shall include only (a) direct out-of-pocket payments of judgments and settlements, costs and expenses of the Indemnified Parties and (b) diminution in value of the Purchased Shares directly attributable to a breach of any representation, warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents.

          7.2 NOTIFICATION. Each Indemnified Party under this Article 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article 7, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which they may have to such Indemnified Party (a) other than pursuant to this Article 7 or (b) under this Article 7 unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; PROVIDED, HOWEVER, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; PROVIDED, HOWEVER, that the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other

CUSIP NO. 566140109                                          Page 42 of 75 Pages

Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding and imposes no obligations upon such Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to each Indemnified Party hereunder shall be the sole rights that such Indemnified Party may have at common law, by separate agreement or otherwise; PROVIDED, HOWEVER, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article 7 shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

          7.3 AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT. Notwithstanding anything to the contrary contained in this Article 7, the indemnification and contribution provisions of the Amended and Restated Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.


                             ARTICLE 8

                       AFFIRMATIVE COVENANTS

          The Company hereby covenants and agrees with the Purchasers with respect to this Article 8 so long as any shares of Preferred Stock, shares of Common Stock issuable upon the conversion thereof, the Warrants or the Warrant Shares are outstanding, except to the extent that a particular section of this Article 8 provides for an earlier termination as follows:

          8.1 PRESERVATION OF EXISTENCE. From the date hereof until the Closing Date, the Company shall, and shall use its best efforts to cause its Subsidiaries to:

               (a) preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization;

               (b) take all reasonable action to preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, estimates, licenses and franchises necessary in the normal conduct of its business;

               (c) use its reasonable efforts to preserve its business organization;

CUSIP NO. 566140109                                          Page 43 of 75 Pages

               (d) conduct its business in accordance with sound business practices, keep its useful and necessary properties in good working order and condition (normal wear and tear excepted);

               (e) comply with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over the Company or any of the Subsidiaries or their respective business or property except to the extent that the failure to comply with any Requirements of Law would not have a material adverse effect on the Condition of the Company; and

               (f) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority and that, if not timely filed, would have a material adverse effect on the Condition of the Company.

          8.2 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to the Purchasers, in form and substance satisfactory to the Purchasers:

               (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company and its Subsidiaries for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such consolidated financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis; PROVIDED, HOWEVER, that the delivery to each of the Purchasers of a copy of the Company's Annual Report on Form 10-K for each fiscal year shall satisfy the requirements of this Section 8.2(a);

               (b) commencing with the fiscal period ending on June 30, 1996, as soon as available, but in any event not later than forty-five
(45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end audit adjustments and the absence of footnotes required by GAAP;

CUSIP NO. 566140109                                          Page 44 of 75 Pages

PROVIDED, HOWEVER, that the
delivery to each of the Purchasers of a copy of the Company's Quarterly Report on Form 10-Q for each fiscal quarter shall satisfy the requirements of this Section 8.2(b);

               (c) at any time when it is not subject to Section 13 or 15(d) of the Exchange Act, upon request, to the Purchasers, information of the type that would satisfy the requirement of subsection (d)(4)(i) of Rule 144A (or any similar successor provision) under the Securities Act; and

               (d)  except as otherwise provided in Sections 8.2(a) and
(b), promptly after the same are filed, copies of all registration statements, proxy statements, reports and other documents required to be filed by the Company under the Securities Act or the Exchange Act, and all amendments thereto.

          8.3 RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares, as provided in the Certificate of Designation and the Certificate of Incorporation, and the exercise of the Warrants, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion or exercise. Such shares of Common Stock are duly authorized and, when issued or delivered in accordance with the Certificate of Designation (in the case of the shares of Common Stock issuable upon conversion of the Purchased Shares) and the Warrants (in the case of the Warrant Shares), against payment therefor, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock in accordance with the terms of this Agreement, the Certificate of Incorporation, the Certificate of Designation (in the case of the shares of Common Stock issuable upon conversion of the Purchased Shares) and the Warrants (in the case of the Warrant Shares), as the case may be, and otherwise comply with the terms hereof and thereof.

          8.4 REGISTRATION AND LISTING. If any shares of Common Stock required to be reserved for purposes of conversion of the Purchased Shares, as provided in the Certificate of Designation, or exercise of the Warrants, as provided in the Warrants, require registration with or approval of any Governmental Authority under any Federal or state or other applicable law before such shares of Common Stock may be issued or delivered upon conversion or exercise, the Company will in good faith and as expeditiously as possible cause such shares of Common Stock to be duly registered or approved, as the case may be, unless such registration or approval is required solely because of a breach of the Purchasers' representation contained in Section 4.5. So long as the shares of Common Stock are quoted on the NASDAQ or listed on any national securities exchange, the Company will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such system or

CUSIP NO. 566140109                                          Page 45 of 75 Pages

exchange, upon official notice of issuance, all shares of Common Stock issuable or deliverable upon conversion of the Preferred Shares and exercise of the Warrants.


                          ARTICLE 9

                  TERMINATION OF AGREEMENT

          9.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

               (a) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers; or

               (b) at the election of the Company or the Purchasers by written notice to the other parties hereto after 5:00 p.m., New York City time on July 26, 1996, if the transactions contemplated by this Agreement shall not have been consummated pursuant hereto, unless (i) the failure to consummate the transactions contemplated by this Agreement shall be as a result of the failure to obtain, or a delay in obtaining, the consents, exemptions, authorizations or other actions required to be obtained from Governmental Authorities pursuant to Sections 5.12 and 6.6, in which case such date shall be extended for a reasonable period of time or (ii) such date is extended by the mutual written consent of the Company and the Purchasers; or

               (c) at the election of the Company, if any one or more of the conditions to its obligation to close set forth in Article 6 has not been satisfied or waived and the Closing shall not have occurred on or before the scheduled Closing Date; or

               (d) at the election of the Purchasers, if any one or more of the conditions to its obligation to close set forth in Article 5 has not been satisfied or waived and the Closing shall not have occurred on or before the scheduled Closing Date; or

               (e) at the election of the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Purchasers contained in this Agreement, which breach has not been cured within ten (10) Business Days of notice to the Purchasers of such breach; or

               (f) at the election of the Purchasers, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within ten (10) Business Days notice to the Company of such breach.

CUSIP NO. 566140109                                          Page 46 of 75 Pages

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

          9.2 SURVIVAL. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; PROVIDED, HOWEVER, that (i) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to
Section 9.1(a) or Section 9.1(b) and (ii) nothing shall relieve any party from any liability for actual damages resulting from a termination of this Agreement pursuant to Section 9.1(e) or 9.1(f); and PROVIDED FURTHER, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages resulting from a termination of this Agreement pursuant to Article 9.


                         ARTICLE 10

                        MISCELLANEOUS

          10.1 STANDSTILL COVENANT. Each of the Company and GAP LP hereby covenants and agrees that (a) it shall abide and be restricted by the provisions of Article 9 of the Series D Agreement as if GAP LP had been a signatory to such Series D Agreement and (b) for purposes of
Article 9 of the Series D Agreement, all Affiliates of GAP LP shall be deemed to be Affiliates of GAP 21.

          10.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers, acceptance of the Purchased Shares and the Warrants, conversion of the Purchased Shares or exercise of the Warrants.

          10.3 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

               (a)  if to GAP LP or GAP Coinvestment:

                    c/o General Atlantic Service Corporation
                    3 Pickwick Plaza
                    Greenwich, Connecticut 06830
                    Telecopy:  (203) 622-8818
                    Attention:  Mr. Stephen P. Reynolds

CUSIP NO. 566140109                                          Page 47 of 75 Pages

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York 10019-6064
                    Telecopy:  (212) 757-3990
                    Attention:  Matthew Nimetz, Esq.

               (b)  if to the Company:

                    Marcam Corporation
                    95 Wells Avenue
                    Newton, Massachusetts 02159
                    Telecopy: (617) 964-5614
                    Attention:  Mr. George A. Chamberlain 3d

                    with a copy to:

                    Testa, Hurwitz & Thibeault, LLP
                    High Street Tower
                    125 High Street
                    Boston, Massachusetts 02110
                    Telecopy:  (617) 248-7100
                    Attention:  Mark H. Burnett, Esq.

          All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

          10.4 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each of the Purchasers may assign any of its rights under this Agreement to any of its Affiliates. The Company may not assign any of its rights under this Agreement and each of the other Transaction Documents, except to a successor-in-interest to the Company, without the written consent of all of the Purchasers. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement and each of the other Transaction Documents.

CUSIP NO. 566140109                                          Page 48 of 75 Pages

          10.5  AMENDMENT AND WAIVER.

               (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

               (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          10.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          10.7 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          10.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF
MASSACHUSETTS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW
THEREOF.

          10.9 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

CUSIP NO. 566140109                                          Page 49 of 75 Pages

          10.10 RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

          10.11 ENTIRE AGREEMENT. This Agreement and the Series D Agreement, together with the exhibits and schedules hereto and thereto, and the Amended and Restated Registration Rights Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.

          10.12 FEES. Upon the Closing, the Company shall reimburse the Purchasers for their reasonable out-of-pocket expenses (including attorney's fees, disbursements and other charges) incurred in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the Company shall not be obligated to reimburse the Purchasers for any reasonable out-of-pocket expenses in excess of $20,000.

          10.13 PUBLICITY; CONFIDENTIALITY. Except as may be required by applicable law or the rules of any securities exchange or market on which shares of Common Stock are traded, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby or the business and financial affairs of the Company, without prior approval by the other parties hereto; PROVIDED, HOWEVER, that nothing in this Agreement shall restrict any Purchaser from disclosing information (a) that is already publicly available, (b) that was known to such Purchaser on a non-confidential basis prior to its disclosure by the Company, (c) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, PROVIDED that such Purchaser will use reasonable efforts to notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and such Purchaser will use reasonable efforts to cooperate, at the expense of the Company, with the Company in pursuing any such protective order, (d) to the extent that such Purchaser reasonably believes it appropriate in order to protect its investment in the Purchased Shares in order to comply with any Requirement of Law, (e) to such Purchaser's officers, directors, agents, employees, members, partners, controlling persons, auditors or counsel, (f) to Persons who are parties to similar confidentiality agreements or (g) to the prospective transferee in connection with any contemplated transfer of any of the Securities. If any announcement is required by law or the rules of any securities exchange or market on which shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of

CUSIP NO. 566140109                                          Page 50 of 75 Pages

such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

          10.14 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          10.15 SCHEDULES. Anything disclosed on any schedule attached hereto shall be deemed disclosed on all schedules attached hereto.

CUSIP NO. 566140109                                          Page 51 of 75 Pages

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.


                    MARCAM CORPORATION



                    By:  /s/ GEORGE A. CHAMBERLAIN 3D
                         ---------------------------------
                         Name:  George A. Chamberlain 3d
                         Title:  Chief Financial Officer


                    GENERAL ATLANTIC PARTNERS 32, L.P.

                    By: GENERAL ATLANTIC PARTNERS, LLC,
                        Its General Partner


                         By:  /s/ STEPHEN P. REYNOLDS
                              -------------------------------
                                Name:  Stephen P. Reynolds
                                Title:  A Managing Member


                    GAP COINVESTMENT PARTNERS, L.P.

                    By:  /s/ STEPHEN P. REYNOLDS
                       -------------------------------
                       Name:  Stephen P. Reynolds
                       Title:  A General Partner